EXHIBIT 10.1

                             AGREEMENT FOR PURCHASE

         THIS AGREEMENT FOR PURCHASE (this "Agreement") is dated as of the 27 day of March, 2009, by and among Martin A. Berns, as Trustee (MAB), and Medianet Group Technologies, Inc., a Nevada corporation ("MEDG").

                                    RECITALS:

         MAB and MEDG desire to complete a purchase transaction pursuant to which MAB (on his behalf and others--Exhibit A) shall acquire all (100%) of the issued and outstanding common stock of MEMORY LANE in exchange for the total payment of $75,000 as of the date of closing; and

A. The Board of Directors of MEDG approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement; and

B. MEDG is the owner of all (100%) of the issued and outstanding common stock of MEMORY LANE; and

C. The Parties desire to make certain representations, warranties and agreements in connection with completion transaction.

         NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I
                                 THIS AGREEMENT

1.1 THE PURCHASE. At the Closing (as hereinafter defined), MAB shall acquire all of the issued and outstanding common stock of MEMORY LANE from MEDG. Consideration to be issued by MAB shall be $75,000 in exchange for 100% of the issued and outstanding common stock of MEMORY LANE. This agreement shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law.

1.2 CLOSING AND EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on March 27, 2009. Such date shall be the date of closing (the "Effective Time").

1.3 PAYMENT OF FUNDS. The payment of funds shall be as follow

    $75,000 shall be paid in full for debt owing MAB and others from MEDG. This payment and reduction of the liability obligation shall be final as if the payment was in cash and the liability was paid in full for the amount of $75,000. The specific allocation of liability owed to each entity is more fully described within Exhibit A.

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                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

2.1 REPRESENTATIONS AND WARRANTIES OF MAB. MAB represents and warrants to MEDG as follows:

    (a) ORGANIZATION, STANDING AND POWER. MAB under the laws of the State of Florida, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

    (b) AUTHORITY. MAB has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

    (c) CONFLICT WITH OTHER AGREEMENTS; APPROVALS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "violation") pursuant or result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MAB which violation would have a material adverse effect on MAB taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to MAB in connection with the execution and delivery of this Agreement by MAB or the consummation by MAB of the transactions contemplated hereby.

    (d) COMPLIANCE WITH LAWS. MAB is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

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2.2 REPRESENTATIONS AND WARRANTIES OF THE MEDG. By execution of this Agreement,
MEDG represents and warrants to MAB as follows:

    (a) SHARES FREE AND CLEAR. The shares of MEMORY LANE which it owns (100%) are free and clear of any liens, claims, options, charges or encumbrances of any nature.

    (b) UNQUALIFIED RIGHT TO TRANSFER SHARES. MEDG has the unqualified right to sell, assign, and deliver the shares of MEMORY LANE contemplated by this Agreement, MAB will acquire good and valid title to such shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

    (b) AGREEMENT AND TRANSACTION DULY AUTHORIZED. MEDG is authorized to execute and deliver this Agreement and to consummate the share transaction described herein. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which MEDG is a party or by which MEDG is bound.

    (c) ROYALTY PAYMENTS. MEDG represents and warrants that all royalty payments generated by MEMORY LANE from the date of the Closing are the exclusive property of MAB and shall be paid directly to MAB.

                                   ARTICLE III
                 ADDITIONAL AGREEMENTS AND RELATED TRANSACTIONS

3.1 ACCESS TO INFORMATION. Upon reasonable notice, MEMORY LANE and MEDG shall afford to the officers, employees, accountants, counsel and other representatives of MAB, access to all their books, contracts, commitments and records and, MEMORY LANE shall furnish promptly to MAB (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

3.2 LEGAL CONDITIONS TO EXCHANGE. MEMORY LANE and MEDG shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to this agreement and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or upon any of their related entities or subsidiaries in connection with this agreement. Each party shall take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by MEDG or MEMORY LANE or any of their related entities or subsidiaries in connection with this agreement or the taking of any action contemplated thereby or by this Agreement.

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                                   ARTICLE IV
                              CONDITIONS PRECEDENT

4.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THIS AGREEMENT. The respective obligations of each party to effect this agreement shall be conditional upon the filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby.

4.2 CONDITIONS TO OBLIGATIONS OF MAB. The obligation of MAB to effect this agreement is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by MAB:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of MEMORY LANE and of the MEDG set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

    (b) PERFORMANCE OF OBLIGATIONS OF MEMORY LANE. MEMORY LANE shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

    (c) CONSENTS. MEMORY LANE shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of MAB, individually or in the aggregate, have a material adverse effect on MEMORY LANE and its subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby. MEMORY LANE shall also have received the approval of MEDG in accordance with applicable law.

    (d) DUE DILIGENCE REVIEW. MAB shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of MEMORY LANE no later than March 27, 2009 and shall not have determined that any of the representations or warranties of MEMORY LANE and MEDG contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that MEMORY LANE and MEDG are otherwise in violation of any of the provisions of this Agreement.

    (e) PENDING LITIGATION. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of MEDG, made in good faith, would make the consummation of this agreement imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against MEMORY LANE, the consequences of which, in the judgment of MAB, could be materially adverse to MEMORY LANE.

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    (f) GAAP AUDITED FINANCIAL STATEMENTS OF MEMORY LANE. MEDG's obligations hereunder shall be contingent upon its receipt of audited financial statements for MEMORY LANE for the year ended December 31, 2007

4.4 CONDITIONS TO OBLIGATIONS OF MEDG.

    (a) At Closing, MEDG shall provide documentation of the full satisfaction of notes, payables and all liabilities to and from MEMORY LANE.

    (b) MEDG shall fully cooperate in satisfying all conditions of this agreement.

                                    ARTICLE V
                            TERMINATION AND AMENDMENT

5.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

    (a) by either MAB or MEDG if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of this agreement shall have become final and non-appealable; or

    (b) By MAB if MEMORY LANE has not supplied MAB with financial statements on or before March 27, 2009.

5.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either MAB or MEDG as provided in Section 5.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

                                   ARTICLE VI
                               GENERAL PROVISIONS

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of two years from the date of this Agreement.

6.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telescoped (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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         If to MAB
         Martin Berns
         2936 Via Napoli
         Deerfield Beach, Fl.   33442

         If to the MEDG
         Martin Berns
         5100 W. Copans Road
         Suite 710-810
         Margate, FL 33063

6.1 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

6.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

6.3 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

6.4 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Court of Florida or any federal court in the State of Florida in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

6.5 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

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6.6 PUBLICITY. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

6.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

IN WITNESS WHEREOF, this Agreement has been signed by the parties set forth below as of the date set forth above.


                                    MARTIN A. BERNS, AS TRUSTEE
                                    ("MAB")


                                      By: /s/ Martin A. Berns
                                          -------------------
                                      Martin A. Berns, as Trustee and Individual


                                    MEDIANET GROUP TECHNOLOGIES, INC.
                                    ("MEDG")


                                      By: /s/ Martin Berns
                                          ----------------
                                      Martin Berns, President


                                      By: /s/ Alfred Fernandez
                                          --------------------
                                      Alfred Fernandez, Secretary

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                                    EXHIBIT A

NAME                              SHARES ISSUED     VALUATION

Martin Berns ................       3,800,000       $  57,000
Steve Shnider ...............         180,000       $   2,700
Steve Shnider -
C/F Ryan Shnider ............          45,000       $     675
Steve Shnider -
C/F Alex Shnider ............          45,000       $     675
Cory Adelstein ..............         180,000       $   2,700
Cory Adelstein -
C/F Logan Adelstein .........          45,000       $     675
Cory Adelstein -
C/F Kiley Adelstein .........          45,000       $     675
Stuart Adelstein ............          10,000       $     150
Alfred Fernandez ............          20,000       $     300
Eric Jacobs .................          10,000       $     150
Jodi Berns** ................          72,000       $   1,080
Stacey Berns** ..............          72,000       $   1,080
Herb Zimmerman ..............          10,000       $     150
Lon Zimmerman ...............          10,000       $     150
Esther Adelstein ............          10,000       $     150
Eugene Berns** ..............          36,000       $     540
Stefanie Kitzes .............          10,000       $     150
Wendy Jacobs ................          10,000       $     150
David Jacobs ................          10,000       $     150
Stacie Zide .................          10,000       $     150
Ellie Adelstein .............          10,000       $     150
Lida M. Tobon - Fernandez ...          10,000       $     150
Alfred Fernandez III ........          10,000       $     150
Jessica  A.Fernandez ........          10,000       $     150
Alfred Fernandez
C/F Stephanie Fernandez .....          10,000       $     150
Gayle Jacobs ................          10,000       $     150
Liz Jacobs ..................          10,000       $     150
Daryl Zimmerman .............          10,000       $     150
Casey Zimmerman .............          10,000       $     150
Cheryl Berns** ..............          36,000       $     540
Justin Berns** ..............          36,000       $     540
Todd Berns** ................          36,000       $     540
Ken Zide ....................          10,000       $     150
Robert Hussey ...............          10,000       $     150
Deborah Hussey ..............          10,000       $     150
Lloyd Hussey ................          10,000       $     150
Melanie Hussey ..............          10,000       $     150
Jeffrey Hussey ..............          10,000       $     150
Heather Hussey ..............          10,000       $     150
Stephen H. Corn .............          10,000       $     150
Andrea Corn .................          10,000       $     150
B.J. Buntrock ...............          10,000       $     150
Ronald Ishoy ................          10,000       $     150
Island Capital
Management LLC ..............          62,000       $     930

Total .......................       5,000,000       $  75,000

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